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    [Form of]                                                     Ex 99(g)(iii)

June 29, 2006

State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105
Attn: Vice President, Custody

Dear Sir or Madam:

          Lord Abbett Investment Trust (the "Fund"), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company ("State Street") dated November 1, 2001 (the "Agreement"), requests an amendment to the Agreement pursuant to
Section 17.

          Section 17 of the Agreement provides that, "in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement]." This letter is to notify State Street that on June 22, 2006 the Fund's Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Portfolio of the Fund, (the "Portfolio") the legal name of which is as follows: Lord Abbett Diversified Equity Strategy Fund. It is the Fund's desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Portfolio thereby making the Portfolio a Portfolio under the terms of the Agreement.

          Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on June 29, 2006.

          It is currently anticipated that the registration statement for the Portfolio will become effective on June 29, 2006. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street's acceptance by signing below.

                                             Lord Abbett Investment Trust


                                             -----------------------------------
                                             Lawrence H. Kaplan
                                             Vice President and Secretary


Accepted:


-----------------------------------
Vice President, Custody
State Street Bank and Trust Company

Enclosures

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                     EXHIBIT A (amended as of June 29, 2006)

                                                            TYPE OF
ENTITY AND SERIES                                           ENTITY       JURISDICTION
-----------------------------------------------------   --------------   ------------
Lord Abbett Affiliated Fund, Inc.                         Corporation      Maryland
Lord Abbett Blend Trust                                 Business Trust     Delaware
   Lord Abbett Small-Cap Blend Fund
Lord Abbett Bond-Debenture Fund, Inc.                     Corporation      Maryland
Lord Abbett Developing Growth Fund, Inc.                  Corporation      Maryland
Lord Abbett Global Fund, Inc.                             Corporation      Maryland
   Equity Series
   Income Series
Lord Abbett Investment Trust                            Business Trust     Delaware
   Lord Abbett Balanced Strategy Fund
   Lord Abbett Convertible Fund
   Lord Abbett Core Fixed Income Fund
   Lord Abbett Diversified Equity Strategy Fund
   Lord Abbett High Yield Fund
   Lord Abbett Income Strategy Fund
   Lord Abbett Limited Duration U.S. Government &
   Government Sponsored Enterprises Fund
   Lord Abbett Total Return Fund
   Lord Abbett U.S. Government & Government Sponsored
   Enterprises Fund
   Lord Abbett Word Growth & Income Strategy Fund
Lord Abbett Large-Cap Growth Fund                       Business Trust     Delaware
Lord Abbett Mid-Cap Value Fund, Inc.                      Corporation      Maryland
Lord Abbett Municipal Income Fund, Inc.                   Corporation      Maryland
   Lord Abbett California Tax-Free Income Fund
   Lord Abbett Connecticut Tax-Free Income Fund
   Lord Abbett Hawaii Tax-Free Income Fund
   Lord Abbett Minnesota Tax-Free Income Fund
   Lord Abbett Missouri Tax-Free Income Fund
   Lord Abbett National Tax-Free Income Fund
   Lord Abbett New Jersey Tax-Free Income Fund
   Lord Abbett New York Tax-Free Income Fund
   Lord Abbett Texas Tax-Free Income Fund
   Lord Abbett Washington Tax-Free Income Fund
Lord Abbett Municipal Income Trust                      Business Trust     Delaware
   Florida Series
   Georgia Series
   Lord Abbett High Yield Municipal Bond Fund
   Lord Abbett Insured Intermediate Tax-Free Fund
   Michigan Series
   Pennsylvania Series
Lord Abbett Research Fund, Inc.                           Corporation      Maryland
   Lord Abbett America's Value Fund
   Lord Abbett Growth Opportunities Fund
   Lord Abbett Large-Cap Core Fund
   Small-Cap Value Series
Lord Abbett Securities Trust                            Business Trust     Delaware
   Lord Abbett All Value Fund
   Lord Abbett Alpha Strategy Fund
   Lord Abbett International Core Equity Fund
   Lord Abbett International Opportunities Fund
   Lord Abbett Large-Cap Value Fund

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
   Lord Abbett Micro-Cap Growth Fund
   Lord Abbett Micro-Cap Value Fund
   Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.                             Corporation      Maryland
   All Value Portfolio
   America's Value Portfolio
   Bond-Debenture Portfolio
   Growth and Income Portfolio
   Growth Opportunities Portfolio
   International Portfolio
   Mid-Cap Value Portfolio
   Large-Cap Core Portfolio
Lord Abbett U.S. Government & Government Sponsored        Corporation      Maryland
Enterprises Money Market Fund, Inc.